Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

     In connection with the accompanying Quarterly Report of Laserscope on Form 10-Q for the three months ended March 31, 2005, I, Eric M. Reuter, President and Chief Executive Officer of Laserscope, hereby certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Quarterly Report on Form 10-Q for the three months ended March 31, 2005 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Quarterly Report on Form 10-Q for the three months ended March 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of Laserscope.

Date: May 10, 2005	By:	/s/ Eric M. Reuter
Eric M. Reuter
President and Chief Executive Officer

A signed original of this written statement required by section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by section 906, has been provided to Laserscope and will be retained by Laserscope and furnished to the Securities and Exchange Commission or its staff upon request.